UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2013

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 652-0582

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 30, 2013, Oil States International, Inc. (the "Company") announced that its board of directors has approved pursuing the spin-off of the Company's Accommodations business into a stand-alone, publicly traded corporation through a tax-free distribution of the Accommodations business to the Company's shareholders. The spin-off is subject to market conditions, the receipt of an affirmative IRS ruling, completion of a review by the U.S. Securities and Exchange Commission of a Form 10 to be filed by the Accommodations business, the execution of separation and intercompany agreements and final approval of the Oil States board of directors and is expected to be completed during or before the summer of 2014. A copy of the press release regarding the proposed distribution is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this report and the exhibit hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by Oil States International, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Oil States International, Inc. on July 30, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc. (Registrant)
July 30, 2013 (Date)	/s/ ROBERT W. HAMPTON Robert W. Hampton Senior Vice President, Accounting and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Oil States International, Inc. on July 30, 2013.